China Shen Zhou Mining & Resources, Inc. Announces Financial Results for the Second Quarter Ended June 30, 2010

(All figures are in U.S. dollars)

Press Release Source: China Shen Zhou Mining & Resources, Inc. On Tuesday August 10, 2010, 8:00 am EDT

BEIJING, Aug. 10 /PRNewswire-Asia-FirstCall/ -- China Shen Zhou Mining & Resources, Inc. ("China Shen Zhou", or the "Company") (Amex:SHZ.a - News), a leading Company engaged in the exploration, development, mining and processing of fluorite, zinc, lead, copper, and other nonferrous metals in China, today announced the financial results for the second quarter ended June 30, 2010.

Second Quarter 2010 Highlights:

Total net revenues increased by 210% in the second quarter of 2010 as compared to the same period in 2009 to US$2.2 million from US$0.7 million.

Gross profit increased by approximately 180% in the second quarter of 2010 as compared to the same period in 2009 to US$0.45 million from US$0.16 million.

Net loss attributable to the Company and subsidiaries decreased by approximately 70% in the second quarter of 2010 as compared to the same period in 2009 to US$0.5 million from US$1.7 million.

Net Loss from operations decreased by approximately 69% in the second quarter of 2010 as compared to the same period in 2009 to US$0.5 million from US$1.6 million.

Basic and diluted net loss per share from continuing operations was US$0.02 in the second quarter of 2010 and US$0.07 in the second quarter of 2009.

"I am proud of how our team executed our plans in the second quarter and first half of 2010. While global economic conditions continue to appear sluggish, we posted good results in the second quarter," said Ms. Xiaojing Yu, the Chairwoman and CEO of the Company. "We remain focused on executing our growth strategy by increasing the production of fluorite and exploration of new resources to achieve our financial target of 2010."

About China Shen Zhou Mining & Resources, Inc.

China Shen Zhou Mining & Resources, Inc., through its subsidiary, American Federal Mining Group ("AFMG"), is engaged in the exploration, development, mining, and processing of fluorite and nonferrous metals such as zinc, lead and copper in China. The Company has the following principal areas of interest in China: (a) fluorite extraction and processing in the Sumochaganaobao region of Inner Mongolia; (b) zinc/copper/lead exploration, mining and processing in Wulatehouqi of Inner Mongolia; and (c) zinc/copper exploration, mining and processing in Xinjiang.

For more information, please visit http://www.chinaszmg.com/

Safe Harbor Statement

Certain of the statements made in the press release constitute forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding our future plans, objectives or performance. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in the People's Republic of China, variations in cash flow, fluctuation in mineral prices, risks associated with exploration and mining operations, and the potential of securing additional mineral resources, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

For more information, please contact:

In China:
Fulun Song
Office of the Board of Directors
China Shen Zhou Mining & Resources, Inc.
Tel:   +86-10-8890-9976
Fax:   +86-10-8890-6927
Email: investors@chinaszky.com
Web:   http://www.chinaszmg.com

In the U.S.:
David Elias
Investor Relations
DME Capital LLC
Tel:   +1-516-967-0205
Email: dave@dmecapital.com

Financial Tables to Follow

CHINA SHEN ZHOU MINING & RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	June 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$463	$333
Accounts receivable, net	274	302
Other deposits and prepayments, net	1,026	855
Inventories	6,594	3,721
Restricted assets	8	740
Total current assets	8,365	5,951

Prepayment for office rent	198	280
Available for sale investment	147	146
Property, machinery and mining assets, net	34,098	34,902
Total assets	$42,808	$41,279

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,163	$4,694
Short term bank loans	7,931	3,603
Other payables and accruals	6,135	6,667
Taxes payable	379	333
Total current liabilities	17,608	15,297

Due to related parties	2,047	2,297
Total liabilities	19,655	17,594

STOCKHOLDERS' EQUITY:
Common stock ($0.001 par value; 50,000,000 shares authorized; 27,974,514 shares and 27,214,514 shares issued and outstanding as of June 30, 2010 and
December 13, 2009 respectively)	28	27
Additional paid-in capital	29,270	28,518
Statutory reserves	1,672	1,672
Accumulated other comprehensive income	3,885	3,839
Accumulated deficit	(11,658)	(10,342)
Stockholders' equity - China Shen Zhou Mining &
Resources, Inc. and Subsidiaries	23,197	23,714
Noncontrolling interest	(44)	(29)
Total stockholders' equity	23,153	23,685
Total liabilities and stockholders' equity	$42,808	$41,279

CHINA SHEN ZHOU MINING & RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Amounts in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010 (Unaudited)	2009 (Unaudited)	2010 (Unaudited)	2009 (Unaudited)
Net revenue	$2,182	$726	$3,103	$1,345
Cost of sales	1,729	566	2,577	1,123
Gross profit	453	160	526	222

Operating expenses:
Selling and distribution expenses	38	14	51	18
General and administrative expenses	834	793	1,911	2,184
Total operating expenses	872	807	1,962	2,202

Net loss from operations	(419)	(647)	(1,436)	(1,980)

Other income (expense):
Interest expense	(108)	(997)	(194)	(1,959)
Other, net	13	22	300	117
Total other loss	(95)	(975)	106	(1,842)

Loss from continuing operations before income taxes	(514)	(1,622)	(1,330)	(3,822)

Income tax expenses	--	--	--	--

Loss from continuing operations	(514)	(1,622)	(1,330)	(3,822)

Discontinued operations:
Loss from operations of discontinued component, net of taxes	--	(88)	--	(246)
Loss from discontinued operations	--	(88	--	(246)

Net loss	(514)	(1,710)	(1,330)	(4,068)
Less: Noncontrolling interests attributable to the noncontrolling interests	9	44	14	22
Net loss - attributable to China Shen Zhou Mining & Resources, Inc. and Subsidiaries	(505)	(1,666)	(1,316)	(4,046)

Other comprehensive income:
Foreign currency translation adjustments	66	(5)	46	186
Comprehensive income (loss)	$(439)	$(1,671)	$(1,270)	$(3,860)

Net loss per common share - basic and diluted
From continuing operations	(0.02)	(0.07)	(0.04)	(0.17)
From discontinued operations	--	(0.00)	--	(0.01)
	$(0.02)	$(0.07)	$(0.04)	$(0.18)

Weighted average common shares outstanding
- Basic and Diluted	27,975	22,215	27,852	22,215

CHINA SHEN ZHOU MINING & RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except share data)
	For the Six Months Ended
	June 30,
	2010 (Unaudited)	2009 (Unaudited)
Cash flows from operating activities:
Net loss	$(1,316)	$(4,046)
Adjustments to reconcile net loss to net cash
used in operating activities:
Loss from operations of discontinued
component, net of income tax benefits	--	246
Depreciation and amortization	1,365	1,357
Fair value adjustment of warrants	--	60
Accrual of coupon interests and accreted
principal	--	774
Amortization of deferred financing costs	--	802
Amortization of debt issuance costs	--	211
Noncontrolling interests	(15)	(22)
Forgiveness of payroll payables	(300)	--
Changes in operating assets and liabilities:
(Increase) decrease in -
Accounts receivable	28	(224)
Other deposits and prepayments	(171)	(270)
Prepayment for office rent	82	105
Inventories	(2,873)	(279)
Restricted assets	732	(359)
Increase (decrease) in -
Accounts payable	(1,531)	321
Other payables and accruals	528	514
Taxes payable	46	(264)
Net cash used in operating activities
from continuing operations	(3,425)	(1,075)
Net cash used in operating activities
from discontinued operations	--	71
Net cash used in operating activities	(3,425)	(1,004)
Cash flows from investing activities:
Purchases of property, machinery and
mining assets	(461)	(385)
Net cash used in investing activities from
continuing operations	(461)	(385)
Net cash provided by disposal of discontinued
operations	--	--
Net cash provided by (used in) investing
activities	(461)	(385)
Cash flows from financing activities:
Repayment at the convertible notes	--
Due to related parties	(250)	(440)
Repayment at short-term bank loans	(2,732)	--
Proceeds from short-term bank loans	7,050	1,874
Net cash (used in) provided by financing
activities	4,068	1,434
Foreign currency translation adjustment	(52)	(3)

Net increase in cash and cash equivalents	130	42

Cash and cash equivalents at the beginning of
the period	333	205
Cash and cash equivalents at the end of the
period	$463	$247

Non-cash investing and financing activities
Shares issued to employees as share based
compensation	$752	$--
Supplemental disclosures of cash flow information:
Cash paid for interest expenses	$162	$47
Cash paid for income tax	$--	$--